UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2017

DUKE REALTY CORPORATION

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Duke Realty Corporation:

Indiana	1-9044	35-1740409
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)

Duke Realty Limited Partnership:

Indiana	0-20625	35-1898425
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 11, 2017, Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), as borrower, Duke Realty Corporation, an Indiana corporation (the “General Partner”), as general partner and guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent and Lender, JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Book Runners, The Bank of Nova Scotia and Regions Capital Markets, A Division of Regions Bank, as Joint Lead Arrangers; and the several banks, financial institutions and other entities from time to time parties thereto as lenders entered into an Amended and Restated Revolving Credit Agreement (the “Agreement”) pursuant to which the lenders thereunder agreed to extend the term of the Operating Partnership’s existing $1.2 billion unsecured revolving credit facility (the “Revolving Credit Facility”) until January 30, 2022 with two six-month extension options. As amended, the Revolving Credit Facility includes an uncommitted incremental facility, which allows the credit facility to be increased by up to $800 million through the addition of revolving credit or term loan commitments for an aggregate credit facility of up to $2 billion. In addition, under the Agreement, the Revolving Credit Facility now bears interest at an annual rate equal to the applicable LIBOR rate plus 0.875 percent, plus a facility fee of 0.15 percent (both of which are subject to a pricing grid for changes in the Operating Partnership’s credit rating). The Agreement contains customary representations, covenants (including certain financial tests applicable to the Operating Partnership) and defaults.

The General Partner has guaranteed all obligations of the Operating Partnership under the Agreement pursuant to that certain Amended and Restated Guaranty entered into on October 11, 2017 (the “Guaranty”). Certain of the General Partner’s subsidiaries have also guaranteed the obligations of the Operating Partnership under the Agreement pursuant to subsidiary guaranties, the form of which is attached to the Agreement as Exhibit K.

The Agreement replaces the Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 9, 2014 (the “Previous Credit Agreement”), by and among the Operating Partnership, the General Partner, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Wells Fargo, National Association, and the several banks, financial institutions and other entities from time to time parties thereto as lenders. The Previous Credit Agreement’s maturity date was January 15, 2019.

The Operating Partnership presently expects that it would use the proceeds from any future borrowings under the Revolving Credit Facility for general corporate purposes.

Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, the description herein of the Revolving Credit Facility, the Agreement and the Guaranty is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Agreement and the Guaranty filed, respectively, as Exhibits 10.1 and 10.2 hereto.

Item 1.02.	Termination of a Material Definitive Agreement

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amended and Restated Revolving Credit Agreement, dated October 11, 2017, by and among Duke Realty Limited Partnership, Duke Realty Corporation, J.P. Morgan Chase Bank, N.A., Wells Fargo Securities, LLC, the Bank of Nova Scotia, Regions Capital Markets, A Division of Regions Bank and the several banks, financial institutions and other entities from time to time parties thereto as lenders

10.2	Amended and Restated Guaranty, dated October 11, 2017, by Duke Realty Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

DUKE REALTY LIMITED PARTNERSHIP

By:	Duke Realty Corporation, its general partner

By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

Dated: October 12, 2017